Exhibit 99.1
MDU Resources Board of Directors Names Leadership for Knife River Upon Separation

BISMARCK, N.D. — Feb. 16, 2023 — MDU Resources Group, Inc.’s (NYSE: MDU) board of directors has selected the management team who will lead Knife River Corporation, the company’s construction materials subsidiary, effective upon completion of the anticipated separation of Knife River into an independent, publicly traded company. MDU Resources expects to complete the spinoff in the second quarter.

Additionally, the board has named Knife River President Brian R. Gray to become president and CEO of Knife River, effective March 1. At that time, current CEO David C. Barney will become a senior advisor to the company, providing support during Knife River’s planned transition to a stand-alone company and assisting with other projects identified by the CEO.

“MDU Resources and Knife River have deep benches of talented and seasoned leaders, and we have been preparing for this succession in leadership for some time,” said Dennis W. Johnson, chair of the board of MDU Resources. “These executives will lead Knife River to successfully serve, with integrity, its customers, employees and communities while creating shareholder value.”

With the exception of the March 1 transition for Gray and Barney, the executive management positions at Knife River will become effective upon the anticipated spinoff. The leadership team identified by the board includes:
•Brian R. Gray will become president and CEO on March 1. Gray has 29 years of experience at Knife River. Prior to being named company president in January, he was president of Knife River’s Northwest Region.
•Nathan W. Ring will become chief financial officer. Ring currently is Knife River’s vice president of business development and has 21 years of experience with MDU Resources’ companies, including serving as vice president, controller and chief accounting officer for MDU Resources from 2014 to 2016.
•Karl A. Liepitz will become vice president, chief legal officer and secretary. Liepitz currently is vice president, general counsel and secretary of MDU Resources and has 19 years of experience with MDU Resources, including 17 years as internal legal counsel to Knife River.
•Trevor J. Hastings will become chief operating officer. Hastings currently is president and CEO of WBI Energy, an MDU Resources subsidiary, and has 27 years of experience with MDU Resources’ companies, including 10 years with Knife River as vice president of business development and operations support.
•Nancy K. Christenson will remain vice president of administration, with oversight of Human Resources, compensation and benefits, compliance and employee relations. She has 45 years of experience with Knife River.

Exhibit 99.1
•Glenn R. Pladsen will remain vice president of support services, with oversight of information technology, safety, environmental management, training, capital budgeting and national accounts. He has 16 years of experience with Knife River.
•John F. Quade has been named vice president of business development. He has 28 years of experience with Knife River and previously was president of the company’s North Central Region, a position he held since 2012.

“We have well-executed, long-term succession plans in place across our organization and expect a seamless transition with this management team at Knife River and existing leadership at MDU Resources as we become two publicly traded companies,” said David L. Goodin, president and CEO of MDU Resources.

MDU Resources is working toward its objective of creating two pure-play, publicly traded companies, with one focused on regulated energy delivery and the other on construction materials, to optimize value for shareholders. The Knife River separation is expected to be effected as a tax-free spinoff to MDU Resources shareholders.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 and the S&P High-Yield Dividend Aristocrats indices, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

About Knife River
Knife River Corporation mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. It also distributes cement and asphalt oil. It performs integrated contracting services. For more information, visit www.kniferiver.com.

Forward-Looking Statement
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including statements about the planned separation of Knife River Corporation and its future performance, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources' most recent Form 10-Q and 10-K.

Media Contacts: Laura Lueder, MDU Resources manager of communications and public relations, 701-530-1095
Tony Spilde, Knife River senior director of communications, 541-213-0947
Investor Contact: Brent Miller, director of financial projects and investor relations, 701-530-1730